Exhibit 99.1

FOR IMMEDIATE RELEASE

March 9, 2021

SORRENTO AND MOUNT SINAI HEALTH SYSTEM ENTER INTO EXCLUSIVE LICENSE AGREEMENT FOR DEVELOPMENT OF POTENT ANTIBODY COMBINATIONS AIMED AT NEUTRALIZING SARS-CoV-2 AND THE EMERGING UNITED KINGDOM AND SOUTH AFRICA VARIANTS OF COVID-19

•	Sorrento is moving forward with the research and development of COVISHIELD antibody combinations with potentially potent neutralizing activities against early COVID-19 pandemic virus isolates as well as current variants of concern.

•	Pre-clinical development of an antibody combination therapeutic including Sorrento and Mount Sinai antibodies for intravenous (IV) and intranasal administration is underway.

•	This step in the fight against COVID-19 follows the progress made with Sorrento’s intravenous STI-2020 (COVI-AMGTM) that completed Phase 1 safety studies in healthy volunteers and is now in Phase 2 studies for mild to moderate COVID-19 patients in outpatient and inpatient settings; and Sorrento’s intranasal STI-2099 (COVIDROPSTM) that is being tested in Phase 1 studies in healthy volunteers and mild to moderate COVID-19 patients.

SAN DIEGO, March 9, 2021 (GLOBE NEWSWIRE) -- Sorrento Therapeutics, Inc. (Nasdaq: SRNE, “Sorrento”) today announced major progress in the development of COVISHIELD through the license of intellectual property developed by the scientific team at the Icahn School of Medicine at Mount Sinai (“Mount Sinai”). Sorrento and Mount Sinai have entered into an Exclusive License Agreement for a collection of antibodies having SARS-CoV-2 neutralizing properties that were developed by Mount Sinai.

The license also contemplates Sorrento and Mount Sinai pursuing future collaborations in developing humanized monoclonal antibodies for therapeutic applications.

COVISHIELD, which is under development, will be a combination of two monoclonal antibodies designed to protect against disease caused by existing and emerging variants of SARS-CoV-2. Using the early pandemic variants as well as the emerging variants of concern (“VOCs”) that have increased in prevalence globally through the course of the pandemic, Sorrento identified candidate monoclonal antibody combinations, or “cocktails”, with potent activity against the breadth of these VOCs, including the United Kingdom (B.1.1.7), South Africa (B.1.351), and Japan/Brazil (B.1.128) variants. Positive results from these laboratory studies are expected to support the future research path and FDA evaluation of COVISHIELD.

COVISHIELD represents a coordination of the discovery and development resources of Sorrento, incorporating intellectual property developed by Mount Sinai, in order to provide a rapid and dynamic means of responding to changes in the public health burden posed by coronaviruses and similar pandemic threat pathogens. Sorrento is developing capabilities and solutions with a goal of contributing to pandemic readiness.

Sorrento Chairman and CEO, Dr. Henry Ji, commented, “We are pleased with the excellent COVISHIELD antibody candidates identified thus far, and we at Sorrento are committed to rapidly developing the COVISHIELD cocktail against known and emerging COVID-19 variants of concern. Sorrento looks forward to future collaborations with the respected research capabilities of Mount Sinai centered on the development of innovative anti-viral and anti-cancer therapeutic candidates.”

About Sorrento Therapeutics, Inc.

Sorrento is a clinical stage, antibody-centric, biopharmaceutical company developing new therapies to treat cancers and COVID-19. Sorrento's multimodal, multipronged approach to fighting cancer is made possible by its extensive immuno-oncology platforms, including key assets such as fully human antibodies (“G-MAB™ library”), clinical stage immuno-cellular therapies (“CAR-T”, “DAR-T™”), antibody-drug conjugates (“ADCs”), and clinical stage oncolytic virus (“Seprehvir™”). Sorrento is also developing potential antiviral therapies and vaccines against coronaviruses, including COVIGUARD™, COVI-AMG™, COVISHIELD™, Gene-MAb™, COVI-MSC™ and COVIDROPS™; and diagnostic test solutions, including COVITRACK™, COVISTIX™ and COVITRACE™.

Sorrento's commitment to life-enhancing therapies for patients is also demonstrated by our effort to advance a first-in-class (TRPV1 agonist) non-opioid pain management small molecule, resiniferatoxin (“RTX”), and SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (SEMDEXA™), a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, and to commercialize ZTlido® (lidocaine topical system) 1.8% for the treatment of post-herpetic neuralgia. RTX has completed a Phase IB trial for intractable pain associated with cancer and a Phase 1B trial in osteoarthritis patients. SEMDEXA is in a pivotal Phase 3 trial for the treatment of lumbosacral radicular pain, or sciatica. ZTlido® was approved by the FDA on February 28, 2018.

For more information visit www.sorrentotherapeutics.com.

Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting contain forward-looking statements related to Sorrento Therapeutics, Inc., under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the neutralizing capabilities of COVISHIELD antibody combinations and potential effectiveness against COVID-19 and any variants of the disease; the therapeutic potential of COVISHIELD for SARS-CoV-2 and COVID-19 disease; the potential clinical relevance and/or significance of clinical studies of STI-2020 and STI-2099; any future agreements or collaborations that may be entered into or occur, respectively, between Sorrento and Mount Sinai; the efficacy of candidate monoclonal antibody combinations against Sars-CoV-2 and any emerging variants of concern; expectations regarding results of laboratory studies of COVISHIELD, and the potential for any results to support the future research path and FDA evaluation of COVISHIELD; Sorrento’s and Mount Sinai’s ability to provide a rapid and dynamic means of responding to changes in public health burden posed by coronaviruses and similar pandemic threat pathogens; expectations regarding Sorrento’s development of capabilities and solutions to contribute to pandemic readiness; Sorrento’s commitment to rapidly developing and commercializing COVISHIELD against known and emerging COVID-19 variants of concern; and Sorrento’s potential position in the diagnostics testing and therapeutics industries. Risks and uncertainties that could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: risks related to Sorrento's and its subsidiaries', affiliates’ and partners’ technologies and prospects and collaborations with partners, including, but not limited to risks related to conducting pre-clinical and clinical studies and seeking regulatory approval for COVISHIELD, including the timing for receipt of any such approval; conducting and receiving results of clinical trials; clinical development risks, including risks in the progress, timing, cost, and results of clinical trials and product development programs; risk of difficulties or delays in obtaining regulatory approvals; risks that clinical study results may not meet any or all endpoints of a clinical study and that any data generated from such studies may not support a regulatory submission or approval; risks that prior test, study and trial results may not be replicated in future studies and trials; risks of manufacturing and supplying drug product; risks related to leveraging the expertise of its employees, subsidiaries, affiliates and partners to assist the company in the execution of its COVID-19 therapeutic product candidates strategies; risks related to the global impact of COVID-19; and other risks that are described in Sorrento's most recent periodic reports filed with the Securities and Exchange Commission, including Sorrento's Annual Report on Form 10-K for the year ended December 31, 2020, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

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Contact

Alexis Nahama, DVM (SVP Corporate Development)

Email: mediarelations@sorrentotherapeutics.com

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Sorrento® and the Sorrento logo are registered trademarks of Sorrento Therapeutics, Inc.

G-MAB™, DAR-T™, SOFUSA™, COVIGUARD™, COVI-AMG™, COVISHIELD™, Gene-MAb™, COVIDROPS™, COVI-MSC™, COVITRACK™, COVITRACE™ and COVISTIX™ are trademarks of Sorrento Therapeutics, Inc.

SEMDEXA™ is a trademark of Semnur Pharmaceuticals, Inc.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc.

All other trademarks are the property of their respective owners.

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